Exhibit 99.1

NEWS RELEASE

Phillips 66 announces agreement to divest majority interest in Germany and Austria retail marketing business

HOUSTON, May 15, 2025 – Phillips 66 (NYSE:PSX) announced today that its subsidiary, Phillips 66 Continental Holding GmbH, has entered into a definitive agreement to divest a 65 percent interest in its Germany and Austria retail marketing business, including JET-branded sites, to a consortium owned by subsidiaries of investment firms Energy Equation Partners and Stonepeak. Phillips 66 will retain a non-operated 35 percent interest in the business through a newly formed joint venture.

“This transaction advances our strategy to optimize our portfolio and enhances long-term shareholder value,” said Mark Lashier, chairman and CEO of Phillips 66. “The newly formed joint venture allows us to monetize this non-core asset while retaining the ability to benefit from its future growth.”

The transaction values the Germany and Austria retail marketing business at an enterprise value of approximately €2.5 billion (approximately $2.8 billion), representing an implied Enterprise Value/EBITDA multiple of 9.1x based on expected 2025 EBITDA. Phillips 66 expects to receive pre-tax cash proceeds of approximately €1.5 billion (approximately $1.6 billion), after customary purchase price adjustments. The proceeds will be used to support the company’s strategic priorities, including debt reduction and shareholder returns.

In connection with the transaction, Phillips 66 will enter into a multi-year agreement to continue to supply the business with products from the Mineraloelraffinerie Oberrhein GmbH & Co. KG (MiRO) Refinery.

The Germany and Austria retail business includes 970 sites, of which 843 are JET-branded sites. The transaction is expected to close in the second half of 2025, subject to regulatory approvals and other customary conditions.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

CONTACTS

Jeff Dietert (investors)

832-765-2297

jeff.dietert@p66.com

Owen Simpson (investors)

832-765-2297

owen.simpson@p66.com

Al Ortiz (media)

855-841-2368

al.s.ortiz@p66.com

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995 — This news release contains forward-looking statements within the meaning of the federal securities laws. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies,” “priorities” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: the possibility that Phillips 66 may not fully realize the expected benefits of the announced transaction; the risk of any unexpected costs or expenses resulting from the announced transaction; changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum or renewable fuels products pricing, regulation or taxation, including exports; the company’s ability to timely obtain or maintain permits, including those necessary for capital projects; fluctuations in NGL, crude oil, refined petroleum products, renewable fuels, renewable feedstocks and natural gas prices, and refined product, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for the company’s products; changes to government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; liability resulting from pending or future litigation or other legal proceedings; liability for remedial actions, including removal and reclamation obligations under environmental regulations; unexpected changes in costs or technical requirements for constructing, modifying or operating the company’s facilities or transporting its products; the company’s ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that it may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected technological or commercial difficulties in manufacturing, refining or transporting the company’s products, including chemical products; the level and success of producers’ drilling plans and the amount and quality of production volumes around the company’s midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; changes in the cost or availability of adequate and reliable transportation for the company’s NGL, crude oil, natural gas and refined petroleum or renewable fuels products; failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time or within budget; the company’s ability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to the company’s credit profile or illiquidity or uncertainty in the domestic or international financial markets; damage to the company’s facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks; domestic and international economic and political developments including armed hostilities, such as the war in Eastern Europe, instability in the financial services and banking sector, excess inflation, expropriation of assets, and changes in fiscal policy, including interest rates; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and properties, plants and equipment and/or strategic decisions or other developments with respect to the company’s asset portfolio that cause impairment charges; substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including greenhouse gas emissions reductions and reduced consumer demand for refined petroleum products; changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business; political and societal concerns about climate change that could result in changes to the company’s business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of joint ventures that the company does not control; the potential impact of activist shareholder actions or tactics, and other economic, business, competitive and/or regulatory factors affecting the company’s businesses generally as set forth in Phillips 66’s filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information — This news release includes the term “EBITDA,” which, as used in this release, is a forward-looking non-GAAP financial measure. EBITDA is defined as estimated net income plus estimated net interest expense, income taxes, depreciation and amortization. Net income is the most directly comparable GAAP financial measure. EBITDA estimates depend on future levels of revenues and expenses, which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected 2025 EBITDA to net income without unreasonable effort.